Exhibit 10.3

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Agreement No. AR-63645-04

PRODUCT SUPPLEMENT/AWARD LETTER (SATA)

This Product Supplement/Award Letter (this “Award Letter”) is made on and as of the         day of March, 2004 (“Effective Date”) by and between Sun Microsystems, Inc. (“Sun”) and Dot Hill Systems Corporation (“Supplier”), pursuant to the Product Purchase Agreement, dated as of May 22, 2002, Agreement No. AR-63645, as amended, made between the parties (the “Agreement”).  Capitalized terms not defined in this Award Letter have the meanings set forth in the Agreement.  The parties agree as follows:

1  SCOPE:  Neither this Award Letter nor the Agreement constitutes a commitment by Sun to purchase Products unless Sun, in its sole discretion, issues one or more P.O.’s in the manner described in the Agreement.  The terms and conditions of the Agreement are incorporated herein by reference as if set forth in full.

2  PRODUCT DESCRIPTIONS AND PRICING/COST REDUCTIONS:  Product descriptions and pricing are set forth in Exhibit A to this Award Letter.

3  MINIMUM PURCHASE RIGHTS PERIOD:  Pursuant to the terms of Section 2.1 of the Agreement, the Minimum Purchase Rights Period (as defined therein) is [ * ].

4  UPSIDE SUPPORT:  Sun may request all or any part of Upside Support quantities at anytime during the applicable quarter up to the maximum amount indicated beginning with Sun’s GA of the Sun product or system that incorporates the Product(s).  Requests for Upside Support, above the percentages listed below or within less Days Advance Notice for the listed percentage below, may be subject to additional charges actually incurred by Supplier and other requirements related to manufacturing and materials cycle lead time, availability of personnel and manufacturing capacity.  Supplier will inform Sun in writing of any additional charges and requirements that apply to delivery of Product for this additional Upside Support and obtain approval from Sun to such additional charges and requirements prior to implementing such Upside Support. Supplier shall use commercially reasonable efforts to sell, manufacture and ship such Upside Support quantities to Sun on a “first-in, first-out” basis within five (5) business days after Sun’s written request.

Timeframe	Days Advance Notice	Upside Max. Percentage Increase

[ * ]

Supplier shall use reasonable efforts to accommodate any request from Sun to accelerate delivery of Upside quantities of Products within the timeframes indicated above.  With respect to any request for quantities in excess of Upside Support described above, the parties shall negotiate in good faith acceptable delivery dates.

5    SUN-UNIQUE COMPONENTS:  The initial List of Sun-unique Components, Leadtimes and MOQs is set forth as Exhibit B.

6  SPECIFICATION:  The Product Specification is set forth as Exhibit C.

7  EXTERNAL MANUFACTURERS:  The list of External Manufacturers, if any, is set forth in Exhibit D.

8 BUSINESS CONTINUITY PLAN: Supplier’s business continuity plan for the Product is set forth in Exhibit E.

9 LICENSED SOFTWARE: The Licensed Software shall mean the most current version of [ * ].

10 QUALITY:  In addition to the quality requirements in Exhibit C of the Agreement, Exhibit F of this Award Letter, which is attached hereto and incorporated by reference, contains component-specific requirements.

11  AWARD LETTER COMPONENTS:  The parties agree to be bound by these terms and conditions which consists of the Award Letter and the Exhibits indicated below:

☒	Exhibit A (Product Descriptions and Pricing)
☒	Exhibit B (Sun-unique Components, Leadtimes and MOQs)
☒	Exhibit C (Specification)

☒	Exhibit D (External Manufacturers)
☒	Exhibit E (Business Continuity Plan)
☒	Exhibit F (Component Quality Requirements)

The undersigned duly authorized representatives of the parties have executed and delivered this Award Letter as of the Effective Date.

Sun Microsystems, Inc.		Dot Hill Systems Corporation

By:	/s/ Marcy Alstott	By:	/s/ Jim Lambert

Name:	Marcy Alstott	Name:	Jim Lambert

Title:	VP, Worldwide Operations	Title:	President & CEO

Date:	19 March 2004	Date:	17 Mar 2004

Sun Microsystems International B.V.		Dot Hill Systems BV

By:	/s/ Tymen Kos	By:	/s/ BHM van der Woning

Name:	Tymen Kos	Name:	BHM van der Woning

Title:	Director	Title:	Managing Director

Date:	22 March 2004	Date:	14 March 2004

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A

PRODUCT DESCRIPTIONS AND PRICING

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT B

SUN-UNIQUE COMPONENTS, LEADTIMES AND MOQs

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT C

SPECIFICATION

(To be attached)

EXHIBIT D

EXTERNAL MANUFACTURERS

Solectron Corporation

847 Gibraltar Drive

Building 5

Milpitas, CA 95035

Solectron Technology Sdn. Blvd.

Plot 13 Phase IV

Prai Industrial Estate

13600 Prai

Penang.  Malaysia

Solectron Hungary
 Hangár Utca 5-37
H-1183 Budapest

 Hungary

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT E

BUSINESS CONTINUITY PLAN

DOT HILL SYSTEMS CORP.

DISASTER RECOVERY AN BUSINESS CONTINUITY PLAN

January 19, 2004

This package is to document Dot Hill’s current disaster recovery and business continuity plan.  This package will be updated periodically on an as needed basis.  This package contemplates that products will be manufactured at Solectron Corporation, and therefore, includes Solectron’s Corporate Disaster Response and Recovery Document as part of the overall plan.

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT F

[ * ]